                                                                    EXHIBIT 10.1


                               OPEN SOLUTIONS INC.

                        INCENTIVE STOCK OPTION AGREEMENT


1. Grant of Option. OPEN SOLUTIONS INC., a Delaware corporation (the "Company"), hereby grants [____________________] ("Optionee") an option, pursuant to the Company's 2000 Stock Incentive Plan (the "Plan"), to purchase an aggregate of [____________________] of Common Stock ("Common Stock") of the Company at a price [__________] per share, purchasable as set forth in, and subject to the terms and conditions of this option and the Plan. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. Incentive Stock Option. This option is intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of Section 422 of the Code.

3. Exercise of Option and Provisions for Termination.

       (a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth anniversary of the date of grant (hereinafter the "Expiration Date") in installments as to not more than the number of shares set forth in Schedule A hereto during the respective installment periods set forth in Schedule A hereto.

       The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time on or after the Expiration Date.

       (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

       (c) Continuous Employment Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option is, and has been at all times since the date of grant of this option, an employee of the Company. For all purposes of this option, (i) "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which
       Section 424(a) of the Code applies, employment by such assuming or substitution corporation (hereinafter called the "Successor Corporation") shall be considered for all purposes of this option to be employment by the company.

       (d) Exercise Period Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in paragraphs(e) and (f) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the satisfaction of all applicable federal, state and local income and imployment tax withholding requirements, arising by reason of this option being treated as a non-statutory option or otherwise. Notwithstanding the foregoing, if the Optionee, prior to the Expiration Date, violates any provision of any employment, nondisclosure, non-competition or other similar agreements between the

       Optionee and the Company the right to exercise this option shall terminate immediately upon written notice to the Optionee from the Company describing such violation.

       (e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee of the Company, or if the Optionee dies within three months after the Optionee ceases to be an employee of the Company (other than as the result of a discharge for "cause" as specified in paragraph (f) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration
       Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution. Notwithstanding the vesting schedule set forth on Schedule A, if the employee dies or becomes disabled, this option shall be exercisable for the number of shares as to which this option would have been exercisable by the Optionee on the first anniversary of the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

       (f) Discharge for Cause. If the Optionee, prior to the Expiration Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment. "Cause" shall mean willful misconduct in connection with the Optionee's employment or willful failure to perform his or her employment responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive. The Optionee shall be considered to have been discharged "for cause" if the Company determines, within 30 days after the Optionee's resignation, that discharge for cause was warranted.

4. Payment of Purchase Price.

       (a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.

       (b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

       (c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises this option by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

       (d) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.


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5. Delivery of Shares; Compliance With Securities Laws, Etc.

       (a)    General. Subject to the Company's right of first refusal under
       Section 12, the Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

       (b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

6. Nontransferability of Option. Except as provided in paragraph (e) of Section 3, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. No Special Employment or Similar Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Optionee for the period within which this option may be exercised.

8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9. Adjustment Provisions.

       (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 16(a) of the Plan.

       (b)    Board Authority to Make Adjustments. Any adjustments under this
       Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

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       (c)    Limits on Adjustments. No adjustment shall be made under this
       Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

10. Mergers, Consolidation, Distributions, Liquidations Etc. In the event of a merger or consolidation or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 17(a) of the Plan.

11. Withholding Taxes. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

12. Right of First Refusal.

       (a) Grant. The Company is hereby granted the right of first refusal (the "Right of First Refusal"), exercisable in connection with any proposed transfer of any Shares purchased in accordance with this Agreement. For purposes of this Section 12, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by the Optionee, but shall not include any of the permitted transfers under paragraph (e) of Section 3 and the term "Optionee" includes any successor in interest by reason of purchase, gift or other transfer.

       (b) Notice of Intended Disposition. In the event the Optionee desires to accept a bona fide third-party offer for the transfer of any or all of the Shares (the shares subject to such offer to be hereinafter called the "Target Shares"), the Optionee shall promptly (i) deliver to the Company written notice as specified in Section 14 (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of Target Shares to such third-party offeror would not be in contravention of any other provision set forth in this Agreement.

       (c) Exercise of Right. The Company (or its assignees) shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein, subject to the immediately following paragraph. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to the Optionee prior to the expiration of the twenty-five
       (25)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the Optionee shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

       Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Optionee and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Optionee and the Company (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Optionee and the Company. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the fifth business day after such cash valuation shall have been made.

       (d) Non-Exercise of Right. In the event the Exercise Notice is not given to the Optionee within twenty-five (25) days following the date of the Company's receipt of the Disposition Notice, the Optionee shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the other provisions of this Agreement. The third-party offeror shall acquire the Target Shares free and clear of the Company's Right of First Refusal hereunder, but the acquired shares shall remain subject to the securities law restrictions of this Agreement. In the event Optionee does not effect such sale or disposition of the Target Shares within the specified thirty
       (30)-day period, the Company's Right of First Refusal shall continue to be applicable to any subsequent disposition of the Target Shares by Optionee until such right lapses in accordance with paragraph (f) below.

       (e) Partial Exercise of Right. In the event the Company (or its assignees) makes a timely exercise of the Right of First Refusal with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Optionee shall have the option, exercisable by written notice to the Company delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

              (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph (d), as if the Company did not exercise the Right of First Refusal hereunder; or

              (ii) sale to the Company (or its assignees) of the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph (c) above.

              Failure of Optionee to deliver timely notification to the Company under this paragraph (e) shall be deemed to be an election by Optionee to sell the Target Shares pursuant to alternative (i) above.

       (f) Lapse. The Right of First Refusal under this Section 12 shall lapse and cease to have effect upon the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company is subject to the requirements of Sections 12(g) or 15(d) of the Securities and Exchange Act of 1934, whichever event shall first occur.

13. Limitations on Disposition of Incentive Stock Option Shares. It is understood and intended that this option shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of the option within one year after the day of the transfer of such shares to him, nor within two years after the grant of the option. If the Optionee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such shares within said periods, he or she will notify the Company in writing within ten days after such disposition.

14. Investment Representations; Legends.

       (a) Representations. The Optionee represents, warrants and covenants that:

              (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.



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              (ii)   The Optionee has had such opportunity as he or she has
              deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

              (iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of this option for an indefinite period.

              (iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

              (v) The Optionee agrees that, if the Company offers any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Optionee will not, without the prior written consent of the Company, offer, sell, contract to sell or otherwise dispose of, directly or indirectly (a "Disposition"), any shares purchased upon exercise of this option for a period of 90 days after the effective date of such registration statement.

              By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 14.

       (b) Legends on Stock Certificate. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable state law:

              "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

              "The shares of stock represented by this certificate are subject to certain restrictions on transfer and a right of first refusal contained in an Option Agreement, a copy of which will be furnished upon request by the issuer."

15. Miscellaneous.

       (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

       (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

This option shall be governed by and construed in accordance with the laws of the State of Connecticut.


DATE OF GRANT: [________________]       OPEN SOLUTIONS INC.



                                        By:
                                            ------------------------------------
                                            Carl D. Blandino
                                            Title: Treasurer/Secretary

                                        Address: 300 Winding Brook Drive
                                                 Glastonbury, CT 06033





       OPTIONEE SIGNATURE PAGE



       Please sign and date this page and return to the Open Solutions Inc. Human Resources Dept. at:

       Open Solutions Inc.
       Human Resources
       300 Winding Brook Drive
       Glastonbury, CT  06033

       Or return to the Open Solutions Human Resources Dept via the OSI interoffice mail system. Failure to sign and return this form can result in the cancellation of the granted option.


       ----------------------------------
       Optionee Name (Print)



       ----------------------------------
       Optionee Name (Signature)



       ----------------------------------
       Last 4 digits of Social Security #



       ----------------------------------
       Date



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Schedule A

The option granted by this Agreement vest 25% on the first anniversary of date hereof and thereafter in equal monthly installments over the next 36 months.

Number of Months Since                         Percentage of Shares as to which
the Agreement was Executed                         Option is Exercisable

less than 12                                                 -0-
12                                                         25.0%
13                                                         27.1%
14                                                         29.2%
15                                                         31.2%
16                                                         33.23
17                                                         35.4%
18                                                         37.5%
19                                                         39.6%
20                                                         41.7%
21                                                         43.7%
22                                                         45.8%
23                                                         47.9%
24                                                         50.0%
25                                                         52.1%
26                                                         54.2%
27                                                         56.2%
28                                                         58.3%
29                                                         60.4%
30                                                         62.5%
31                                                         64.6%
32                                                         66.7%
33                                                         68.7%
34                                                         70.1%
35                                                         72.9%
36                                                         75.0%
37                                                         77.1%
38                                                         79.2%
39                                                         81.2%
40                                                         83.3%
41                                                         85.4%
42                                                         87.5%
43                                                         89.6%
44                                                         91.7%
45                                                         93.7%
46                                                         95.8%
47                                                         97.9%
48                                                        100.0%